UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

General Description of the Agreement and Plan of Merger

On July 16, 2025, Onconetix, Inc, a Delaware corporation (“Onconetix” or “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among (i) Parent, (ii) Onconetix Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), (iii) Ocuvex Therapeutics, Inc., a Delaware corporation (“Ocuvex” or the “Company”) and (iv) Andrew Oakley, in the capacity as Parent Representative in accordance with the terms and conditions of the Merger Agreement.

Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger” and the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the merger as a direct, wholly owned subsidiary of Parent.

Consideration

Upon the consummation of the Transactions (the “Closing”), each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) shall be exchanged into a number of shares of common stock, par value $0.00001 per share, of Parent (the “Parent Common Stock”) equal to the Exchange Ratio (such shares, the “Merger Consideration”), subject to adjustment as described below and the reduction of the Escrow Shares (as defined below) in respect of the satisfaction of indemnification obligations.

As a result of the Transactions, it is anticipated that immediately following the Closing, (i) the pre-Closing Company stockholders will own 90% of the issued and outstanding equity interests of Parent, on a fully diluted basis, and (ii) the pre-Closing Parent stockholders will own 10% of the issued and outstanding equity interests of Parent, on a fully-diluted basis, subject to adjustment in respect of Permitted Financing.

“Exchange Ratio” means a number equal to the quotient obtained by dividing (x) the product of (I) the fully diluted Parent Common Stock less the aggregate number of shares of Parent Common Stock issuable in connection with a Permitted Financing and (II) 9 by (y) the fully diluted Company Common Stock.

“Permitted Financing” means an equity or debt financing transaction or series of equity or debt financing transactions entered into by Parent prior to Closing in connection with the Transactions, the proceeds of which Parent loans to the Company prior to the Effective Time.

Representations and Warranties

Parent and the Company have made customary representations and warranties in the Merger Agreement. The representations and warranties of Parent and the Company shall survive until the date which is eighteen (18) months after the date of the Closing (the “Expiration Date”).

Indemnification

Until the Expiration Date, Parent Representative, acting on behalf of the Parent stockholders, may assert claims against the Company for any and all losses incurred by Parent, its affiliates and their respective representatives, based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties made by the Company contained in the Merger Agreement or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to the Merger Agreement.

The Company shall be entitled to offset, against any claim for losses by the Parent, any losses incurred or sustained by, or imposed upon, the Parent, the Company and its subsidiaries, any of their respective representatives, or any Company stockholder, based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Parent contained in the Merger Agreement or (ii) any breach of any covenant by the Parent, the Parent Representative, or any officer, director, employee, or agent of Parent prior to the Closing.

At Closing, a number of shares of Parent Common Stock equivalent to 12.5% of the Merger Consideration (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) shall be deposited in a segregated escrow account along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”). The Escrow Property shall be sole source of payment for all claims for indemnification by Parent (other than for claims based on fraudulent, criminal or intentional misconduct). Following the Expiration Date and the resolution of any pending indemnification claims, the remaining amount of Escrow Property shall be distributed to the pre-Closing Company stockholders, on a pro rata basis.

Covenants of the Parties

The Merger Agreement contains customary covenants of Parent and the Company, including covenants relating to the conduct of the business of both Parent and the Company from the date of signing the Merger Agreement through the Closing, obtaining the requisite approval of the stockholders of Parent and the Company, maintaining the listing of the Parent Common Stock on the Nasdaq Capital Market (“Nasdaq”) and applying for the continued listing of Parent after the Closing on Nasdaq.

Each party to the Merger Agreement agreed to use its commercially reasonable efforts to effect the Merger and the other Transactions. The Merger Agreement also contains covenants regarding: (1) the provision of access to properties, books and personnel; (2) delivery of the Company’s audited financial statements to Parent; (3) notice of litigation; (4) Parent’s public filings; (5) public announcements; (6) confidentiality; (7) indemnification of directors and officers and tail insurance; (8) using reasonable best efforts to obtain Transaction Financing (as defined in the Merger Agreement); (9) tax treatment of the Merger; and (10) delivery of a budget, setting forth a budget of projected expenditures and income for the seven month period ending December 31, 2025, by Parent to the Company.

Pursuant to the terms of the Merger Agreement, Parent also agreed to certain restrictions on its ability to solicit Parent Acquisition Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties, to engage in discussions with third parties regarding Parent Acquisition Proposals and to release any third party from any “standstill” or similar obligation, subject to customary exceptions.

Pursuant to the terms of the Merger Agreement, the Company also agreed to certain restrictions on its ability to solicit Company Acquisition Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties, to enter into discussions or provide access to, or otherwise encourage, third parties that the Company knows is seeking to make or has made a Company Acquisition Proposal and to engage in discussions with third parties regarding Company Acquisition Proposals, subject to customary exceptions.

The parties agreed to take all necessary actions to cause Parent’s board of directors immediately after the Closing to consist of seven directors, including: (i) two persons who are designated by Parent, one whom shall qualify as independent and (ii) five persons who are designated by the Company, three of whom shall qualify as independent.

In connection with the Transactions, Parent will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) that will contain a prospectus and a proxy statement, and will seek the approval of Parent’s stockholders with respect to certain actions, including the following (collectively, the “Transaction Proposals”):

(i)	to approve the amendment and restatement of Parent’s certificate of incorporation; and

(ii)	to approve the issuance of the Merger Consideration.

The Company agreed to deliver PCAOB-audited financial statements to Parent for its fiscal years ended December 31, 2023 and December 31, 2024, as soon as practicable after the date of the Merger Agreement (the “Audit Delivery Date”).

The board of directors of Parent (the “Parent Board”) has agreed to recommend the approval of the Transaction Proposals to Parent stockholders and to solicit proxies in support of each such approval at a special meeting of Parent stockholders to be held for that purpose.

Pursuant to the terms of the Merger Agreement, Parent has agreed that neither the Parent Board nor any committee thereof will fail to make, withdraw or qualify, amend or modify, in any manner adverse to the Company, the Parent Board’s recommendation in favor of the Transaction Proposals or otherwise make a Parent Adverse Recommendation Change (as defined in the Merger Agreement). Notwithstanding the foregoing, the Merger Agreement contains a limited contractual ability for the Parent Board, in accordance with its fiduciary duties to Parent’s stockholders, to make a Parent Adverse Recommendation Change, (i) upon receipt of a superior third-party acquisition proposal, subject to certain terms and conditions, including providing the Company notice of the superior proposal and providing the Company with time to make a counter-proposal to amend the terms of the Merger Agreement such that the superior proposal is no longer superior proposal or (ii) upon the occurrence of a Parent Intervening Event (as defined in the Merger Agreement), subject to certain terms and conditions, including providing the Company with notice of its intention to take such action and providing the Company with time to make a counter-proposal to amend the terms of the Merger Agreement such that the terms of the revised Merger Agreement would not be inconsistent with the Parent Board’s fiduciary duties to Parent’s stockholders.

The board of directors of the Company (the “Company Board”) has recommended the approval of the Merger Agreement and the Transactions to Company stockholders.

Pursuant to the Merger Agreement unless a Parent material adverse effect shall have occurred or Parent effects a Parent Adverse Recommendation Change (as defined in the Merger Agreement), the Company has agreed that neither the Company Board nor any committee thereof will fail to make, withdraw or qualify, amend or modify, in any manner adverse to Parent, the Company Board’s recommendation in favor of the Merger Agreement and the Transactions or otherwise make a Company Adverse Recommendation Change (as defined in the Merger Agreement).

Pursuant to the Merger Agreement, Parent has agreed to, and will cause the Company to, maintain the indemnification rights of the officers and directors of Parent and the Company as in effect immediately prior to the Closing and maintain, for a period of at least six years following the Closing, directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred at or before the Closing or obtain prior to Closing a six-year “tail” insurance policy under the Company’s or the Parent’s, as applicable, current insurance policy providing equivalent coverage.

Conditions to Closing

The Closing is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) receipt of the required approval of the Parent stockholders and the adoption of the Merger Agreement and the Transactions by the requisite vote of the Company stockholders; (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to customary materiality qualifiers; (iii) compliance by the parties with their respective covenants and agreements under the Merger Agreement; (iv) the approval for listing on Nasdaq of the Parent Common Stock to be issued as the Merger Consideration; (v) the Registration Statement having been declared effective and (v) the absence of a material adverse effect with respect to the other party.

The Company’s obligation to complete the Closing is subject to additional conditions, including (i) the restructuring of certain outstanding indebtedness of Parent and (ii) a condition that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

Parent’s obligation to complete the Closing is subject to additional conditions, including (i) the satisfaction of certain other obligations of the Company with respect to third-party consents under existing contracts and (ii) that the Lock-Up Agreements (as defined below), the Escrow Agreement and the Stockholder Support Agreements are in full force and effect.

Termination and Fees

The parties may terminate the Merger Agreement by mutual written agreement of Parent and the Company. Either party may terminate the Merger Agreement (i) if there is a material breach of any of the representations or warranties of the other party set forth in the Merger Agreement or if the other party has failed to perform any covenant or agreement on the part of such party set forth in the Merger Agreement that has not been cured within 20 days or is incapable of being cured, subject to specified limitations, (ii) the failure of the Transactions to be consummated by the date that is six months after the Audit Delivery Date, (iii) the imposition of a governmental order permanently enjoining or otherwise prohibiting the Transactions or (iv) the failure to obtain the required approval of Parent’s stockholders.

Additionally, the Company may terminate the Merger Agreement if the Parent Board makes a Parent Adverse Recommendation Change.

Additionally, Parent may terminate the Merger Agreement if the Company has not obtained the approval of Company stockholders within 10 business days after the Registration Statement is declared effective.

In the event that the Company Board makes a Company Adverse Recommendation Change, the Company shall pay to Parent a sum equal to the greater of (i) $250,000 and (ii) all costs and expenses incurred by Parent in connection with the Merger Agreement and the other Transactions, including, without limitation, all reasonable attorneys’ fees.

In the event that the Parent Board makes a Parent Adverse Recommendation Change, Parent shall pay to the Company a sum equal to the greater of (i) $250,000 and (ii) all costs and expenses incurred by the Company in connection with the Merger Agreement and the other Transactions, including, without limitation, all reasonable attorneys’ fees.

Lock-Up Agreement

Contemporaneously with the execution of the Merger Agreement, the majority Company stockholder holding the majority of the outstanding Company Common Stock and each officer and director of the Company, entered into Lock-Up Agreements (each, a “Lock-Up Agreement”). Pursuant to each Lock-Up Agreement, each signatory thereto will agree not to, during the period commencing from the Closing date and ending on the 6-month anniversary of the date of Closing date: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Parent Common Stock received pursuant to the Merger (“Restricted Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing,   whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.

Company Support Agreement

Concurrently with the execution of the Merger Agreement, stockholders of the Company representing sufficient voting power to constitute the Company Stockholder Approval entered into a Company Support Agreement (the “Company Support Agreement”), pursuant to which, among other things, each such stockholder of the Company has agreed (a) to support the adoption of the Merger Agreement and the approval of the Transactions, subject to certain customary conditions, and (b) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary conditions.

The Merger Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Parent, the Company or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Parent, the Company or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Parent makes publicly available in reports, statements and other documents filed with the SEC. Parent and Company investors and securityholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, form of Lock-Up Agreement, and form of Company Support Agreement,, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, and 10.2, respectively, and the terms of which are incorporated by reference herein.

Conversion Price Reduction of Series C Preferred Shares

As previously reported on Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 3, 2024, Onconetix entered into, and sold to six institutional investor(s), pursuant to a securities purchase agreement (the “PIPE Securities Purchase Agreement”) an aggregate of 3,499 shares of Series C convertible preferred stock, par value $0.00001 per share (“Series C Preferred Stock”) of which the rights, preferences and terms of the Series C Preferred Stock are set forth in a Certificate of Designation of Preferences and Rights of the Series C Convertible Preferred Stock (“Series C Certificate of Designation”).

On July 16, 2025, Onconetix exercised its right, pursuant to Section 8(g) of the Series C Certificate of Designation, to lower the conversion price of the Series C Preferred Stock (each, a “Conversion Price Reduction”) to $3.50 (the “Reduced Conversion Price”) until July 31, 2025.

On July 16, 2025, all holders of Series C Preferred Stock approved, by written consent, the Conversion Price Reduction (the “Conversion Price Reduction Consent”).

The form of the Conversion Price Reduction Consent is attached as Exhibit 10.3. The description of the terms of the Conversion Price Reduction Consent is not intended to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 12, 2025, Onconetix’s Board of Directors (the “Board”) elected Andrew Oakley, 63, an existing member of the Board and Onconetix’s Non-Executive Chairman, as Lead Independent Director.

Mr. Oakley, one of Onconetix’s directors and its Non-Executive Chairman since February 2025, is an experienced pharmaceutical and biotech industry professional. Previously, he held CFO positions at listed pharmaceutical companies Autolus Therapeutics plc (NASDAQ: AUTL) from 2018 to 2022 and Sosei Group (TSE:4565) from 2017 to 2018, as well as Vectura Group plc (LSE: VEC) and Actelion Ltd, where he led the finance function for over a decade. Additionally, he is a board member at a number of privately held biotech companies. Mr. Oakley holds a Bachelor of Economics Degree from Macquarie University and an MBA from London Business School and has been a Member of the Australian Institute of Chartered Accountants since 1987.

In connection with Mr. Oakley’s election as Lead Independent Director, the Compensation Committee of Onconetix has agreed to compensate Mr. Oakley $36,000 per month, commencing on the date of his appointment.

Mr. Oakley has no family relationships with any of Onconetix’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. Other than as described above, there are no arrangements or understandings between Mr. Oakley and any other persons pursuant to which he was selected as Lead Independent Director.

Item 8.01 Other Events.

On July 16, 2025 Onconetix issued a press release announcing the entry into the Merger Agreement (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Compliance with Nasdaq Listing Criteria

As previously disclosed in the Current Report on Form 8-K filed with the SEC on May 27, 2025, Onconetix attended a hearing before the Hearings Panel (the “Panel”) of Nasdaq, at which it requested the continued listing of its securities on The Nasdaq Capital Market pursuant to an extension to regain compliance with the bid price and periodic reporting requirements set forth Nasdaq Listing Rules 5550(a)(2) (the “Bid Price Rule”) and 5605(c)(1) (the “Filing Rule”), respectively. Following the hearing, on June 11, 2025, the Panel issued its decision, whereby it granted Onconetix’s request for continued listing, ultimately subject to Onconetix’s compliance with all applicable continued listing criteria by June 30, 2025.

On June 2, 2025, Onconetix filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC, and on June 12, 2025, its Quarterly Report for the period ended March 31, 2025. Effective with the open of the market on June 13, 2025, Onconetix implemented a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-85 shares.

On July 7, 2025, Nasdaq formally notified Onconetix that it had regained compliance with both the Filing Rule and the Bid Price Rule and otherwise satisfied all other applicable criteria for continued listing on The Nasdaq Capital Market. Nasdaq further noted, however, that Onconetix is subject to a Mandatory Panel Monitor, as defined in Nasdaq Listing Rule 5815(d)(4)(B), through July 7, 2026 (the “Panel Monitor”). If, within the one-year period, Nasdaq determines that Onconetix fails to satisfy the Filing Rule or the Bid Price Rule, Nasdaq will issue a delisting determination, which determination would be stayed upon the Onconetix’s subsequent timely request for a new hearing before the Panel, rather than providing Onconetix with the opportunity to present a plan to regain compliance with the Filing Rule for consideration by Nasdaq Listing Qualifications Staff or a 180-day grace period to regain compliance with the Bid Price Rule as otherwise provided in the Nasdaq Listing Rules.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated July 16, 2025, by and among Parent, the Company, Parent Representative and Merger Sub.
10.1	Form of Lock-Up Agreement, dated July 16, 2025, by and among Parent, Parent Representative and the holders thereto
10.2	Form of Company Support Agreement, dated July 16, 2025, by and among Parent, the Company and certain Company stockholders.
10.3	Form of Conversion Price Reduction Consent
99.1	Press Release, dated July 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCONETIX, INC.

Date: July 16, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer